EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Authentidate Holding Corp.:

We consent to the incorporation by reference in the Registration Statement of Authentidate Holding Corp. on Form S-8 to be filed on or about May 16, 2011, of our report dated October 13, 2010, on our audits of the consolidated financial statements of Authentidate Holding Corp. and subsidiaries which was included in the Annual Report on Form 10-K filed October 13, 2010.

/s/ EisnerAmper LLP

Edison, New Jersey

May 16, 2011